Exhibit 10.31

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 25th day of March, 2015, by and among NW 61ST NURSING, LLC, a Georgia limited liability company ("NW 61st"), GEORGETOWN HC&R NURSING, LLC, a Georgia limited liability company ("Georgetown"), SUMTER N&R, LLC, a Georgia limited liability company ("Sumter"; NW 6t t, Georgetown and Sumter are hereinafter referred to collectively as "Borrowers" and each individually as a "Borrower"), each with its chief executive office at 1145 Hembree Road , Roswell, Georgia 30076, and GEMINO HEALTH CARE FINANCE, LLC, a Delaware limited liability company (hereinafter referred to as "Lender") with an office at One International Plaza, Suite 220, Philadelphia , Pennsylvania 19113.

Recitals:

Lender and Borrowers are parties to a certain Credit Agreement dated May 30, 2013 (as at any time amended, restated, modified or supplemented, the "Credit Agreement") pursuant to which Lender has made certain revolving credit loans to Borrowers.

The parties desire to amend the Credit Agreement as hereinafter set forth.

Events of Default under (and as defined in) the Credit Agreement have occurred. Borrowers have requested a waiver of such Events of Default. Lender is willing to waive such Events of Default, subject to the terms and condition s set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

1.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)By deleting the reference to "March 31, 2015" from Section 2.01(d) of the Credit Agreement and by substituting in lieu thereof a reference to "April 30, 2015".

(b)	By deleting Section 6.06(a) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(a) Minimum Fixed Charge Coverage Ratio. Borrowers shall cause ADK to maintain at all times a Fixed Charge Coverage Ratio measured quarterly (i) at the end of the fiscal quarter ending March 31, 2014, of at least 1.00:1, (ii) at the end of the fiscal quarter ending June 30, 2014, of at least 1.05:I, (iii) at the end of the fiscal quarters ending September 30,2014 and December 31,2014, of at least 1.10:1, (iv) at the end of the fiscal quarter ending March 31, 2015, of at least 0.80: 1, and (v) at the end of each fiscal quarter thereafter, of at least 1.10:1.

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2.Limited Waiver of Default. Borrowers acknowledge that Events of Default have occurred and currently exist under the Credit Agreement as a result of (i) Borrowers' breach of Section 6.06(a) of the Credit Agreement ,due to the failure of ADK to maintain a Fixed Charge Coverage Ratio of at least 1.10to 1.0 at the end of the fiscal quarter ending December 31,

2014, and (ii) the occurrence of defaults by certain of Borrowers' affiliates in violation of Section 8.01(y) of the Credit Agreement as a result of the same circumstances that resulted in Borrowers' breach of Section 6.06(a) of the Credit Agreement (collectively , the "Designated Default s"). Each Borrower represent s and warrants that the Designated Defaults are the only Defaults or Events of Default that exist under the Credit Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Lender waives the Designated Defaults as in existence on the date hereof . In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or (b) Borrowers' obligations to comply with all of the terms and conditions of the Credit Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the term s of any contracts between the parties , each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

3.Ratification and Reaffirmation.    Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

S.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof , the same is hereby waived by each Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected , first priority security interests and liens; and the unpaid principal amount of the Loans on and as of March 25,2015, totaled $1.018,695.56.

1.Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Event of Default or Unmatured Event of Default exists on the date hereof other than the Designated Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representation s and warranties made by Borrowers in the Credit Agreement are true and correct on and as of the date hereof.

2.Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement , as amended by this Amendment.

3.	Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

4.Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the limited waiver contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

Borrowers; and

(a)	Lender shall have received a counterpart of this Amendment duly executed by
(b)Lender shall have received a Consent and Reaffirmation to this Amendment duly executed by ADK.

1.Amendment Fees; Expenses of Lender. In consideration of Lender's willingness to enter into this Amendment, Borrowers agree to pay to Lender (i) a waiver and amendment fee in the amount of
$5,000 in immediately available funds on the date hereof and (ii) an extension fee in the amount of $2,500 in immediately available funds on the date hereof. Additionally, Borrowers agree to pay, on demand , all costs and expenses incurred by Lender in connection with the preparation , negotiation and execution of this Amendment and any other Loan Document s executed pursuant hereto and any and all amendment s, modification s, and supplements thereto, includin g, without limitation , the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

3.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provi sion of the Credit Agreement or any of the other Loan Document s, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

5.Counterparts; Electronic Signatures. This Amendment may beexecuted in any number of counterparts and by different partie s to this Amendment on separat e counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmi ssion shall be deemed to be an original signature hereto.

6.Further Assurances. Borrowers agree to take such further action s as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

7.Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

8.Manager Certification of each Borrower. By his execution and delivery of this Amendm ent, William McBride, III hereby certifies that: (a) the Unanimous Consents of the Sole Member and the Managers (the "Consent") of NW 6ls1 Nur sing, LLC dated as of May 30, 2013, Georgetown HC&R Nursing, LLC, dated as of June 24, 2013, and Sumter N&R , LLC, dated as of June 24,2013, remain in full force and effect,except that the current Manager of all Borrowers is now William McBride, III,the individual currently serving as Chief Executive Officer of ADK; (b) pursuant to the Consents, theManagers or designees of each Borrower are authorized and empowered (either alone or in conjunction with any one or more of the other Managers of such Borrower) to take, from time to time, all or any part of the following actions on or in behalf of such Borrower, as applicable: (i) to make, execute and deliver to Lender this Amendment and all other agreements, document s and instruments contemplated by or referred to herein or executed by such Borrower in connection herewith; and (ii) to carry out, modify, amend or terminate any arrangements or

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

For purposes of the Manager Certification of Borrowers in Section 17 above:

/s/ William McBride, III (SEAL)
William McBride, III

Borrowers:    NW 61st NURSING, LLC
GEORGETOWN HC&R NURSING, LLC
SUMTER N&R, LLC

By:    /s/ William McBride, III
Name:     William McBride, III
Title:    Manager of each Borrower

[Signatures continued on following page.]

Fifth Amendm ent to Cred it Agree m ent (ADK ..: NW 6l st)

agreements at any time existing between Lender and such Borrower, as applicable; (c) any arrangements, agreements, security agreements , or other instruments or documents referred to or executed pursuant to this Amendment by William McBride, III, or any other Manager of a Borrower or an employee of a Borrower or ADK acting pursuant to delegation of authority, may be attested by such person and may contain such terms and provi sions as such person shall, in his or her sole discretion , determine; and (d) set forth below is the name and signature of the current Chief Executive Officer of ADK and Manager of each . w -, William McBride, III:
William McBride, III    Chief Executive Officer of ADK and Manager of each Borrower
/s/ William McBride, III

1.Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

2.Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures begin on following page.]

LENDER:        GEMINO HEALTHCARE FINANCE, LLC

By:    /s/ Jeffrey M. Joslin
Jeffrey M. Joslin, Vice President

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Obligations of Borrowers at any time owing to Lender hereby
(i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Credit Agreement; (ii) consents to Borrowers' execution and delivery thereof and of the other document s, instrument s or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligation s and reaffirm s that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF , the undersigned has executed this Consent and Reaffirmation as of the date of such Fifth Amendment to Credit Agreement.

ADCARE HEALTH SYSTEMS, INC.

By:     /s/ William McBride, III
Name: William McBride, III

Title: Chief Executive Officer